UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Over-Allotment Exercise and Closing of 1.75% Convertible Senior Note Offering

On December 10, 2012, Volcano Corporation (the “Company”) closed its offering of $400.0 million aggregate principal amount of 1.75% Convertible Senior Notes due 2017 (the “Firm Notes”) and an additional $60.0 million aggregate principal amount of 1.75% Convertible Senior Notes due 2017 pursuant to the exercise by J.P. Morgan Securities LLC and Goldman, Sachs & Co. (the “Underwriters”) of their over-allotment option on December 5, 2012 (the “Option Notes” and, together with the Firm Notes, the “Notes”) pursuant to an Underwriting Agreement entered into by and between the Company and the Underwriters on December 4, 2012 (the “Underwriting Agreement”).

Indenture and Notes

In connection with the closing, on December 10, 2012, the Company issued and sold to the Underwriters the Notes pursuant to the Underwriting Agreement.

The Notes are governed by the Indenture, dated as of September 20, 2010 (the “Base Indenture”) between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of December 10, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the Notes will accrue from December 10, 2012 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2013, at a rate of 1.75% per year. The Notes are the Company’s general unsecured obligations.

Prior to August 7, 2017, the Notes will be convertible, at the option of the holders thereof, only under the following circumstances:

•

during any fiscal quarter commencing after March 31, 2013 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which, for each trading day of such Measurement Period, the trading price per $1,000 principal amount of Notes on such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock on such trading day and the applicable conversion rate on such trading day; or

•	upon the occurrence of specified distributions and corporate events.

On or after August 7, 2017, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at the applicable conversion rate at any time, irrespective of the foregoing circumstances.

The conversion rate for the Notes initially equals 30.4612 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $32.83 per share of common stock), subject to adjustment. Upon conversion, holders will receive up to the principal amount of the converted Notes in cash and any excess conversion value in shares of the Company’s common stock. The amount of cash and the number of shares of the Company’s common stock, if any, will be based on daily settlement amounts over an 80 trading day observation period. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. If the Company undergoes a Fundamental Change (as defined in the Indenture), holders may require the Company to repurchase their Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture provides that an Event of Default (as defined in the Indenture) will occur if: (a) the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (b) the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (c) the Company fails to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days; (d) the Company fails to give a fundamental change notice or notice of a specified distribution or corporate transaction, in each case when due under the Indenture; (e) the Company fails to comply with its obligations Article 5 of the Second Supplemental Indenture; (f) the Company fails for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture; (g) the Company or any of its Significant Subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $17.5 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable; or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged or such acceleration is cured, waived, rescinded, stayed or annulled within a period of 30 days after becoming due and payable; (h) certain events of bankruptcy, insolvency, or reorganization of the Company or any Significant Subsidiary occur; or (i) a final judgment for the payment of $17.5 million or more (excluding any amounts covered by insurance) is rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If certain bankruptcy and insolvency-related Events of Default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Default occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into another person, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to, another person, unless: (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The foregoing description of the Base Indenture and the Second Supplemental Indenture is qualified in its entirety by reference to the copies thereof which are attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 20, 2010 and Exhibit 4.1 hereto, respectively, and incorporated herein by reference.

Additional Convertible Note Hedge and Warrant Transaction

On December 5, 2012, in connection with the Underwriters’ exercise of their over-allotment option with respect to the Notes, the Company entered into additional separate convertible note hedge transactions (the “Additional Convertible Note Hedge Transactions”) with JP Morgan Chase Bank, National Association, London Branch (“JPMCB”) and Goldman, Sachs & Co. (collectively with JPMCB, the “Option Counterparties”). The Additional Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, 1,827,672 shares of the Company’s common stock, have a strike price that initially corresponds to the initial conversion price of the Notes, and is expected to reduce the potential dilution with respect to the Company’s common stock upon future conversion of the Notes.

The Company also entered into additional separate warrant transactions (the “Additional Warrant Transactions”) with the Option Counterparties, pursuant to which the Company sold to the Option Counterparties warrants relating to 1,827,672 shares of the Company’s common stock. The warrants have an initial strike price of $37.59 (subject to adjustment), which exceeds the closing price of the Company’s common stock on The Nasdaq Global Select Market on December 4, 2012 by 50%. The warrants will be exercisable and expire beginning on March 15, 2018, and the Company has the right to settle the warrants in cash or on a net share basis.

Upon exercise, the Company may be required under the terms of the Additional Warrant Transactions to issue up to 10,777,399 shares of the Company’s common stock (less any shares issuable under the initial warrant transactions entered into by the Company on December 4, 2012 and subject to adjustments in connection with stock splits or similar changes to the Company’s capitalization), which represents approximately 19.99% of the Company’s outstanding shares of common stock as of November 30, 2012. The Additional Warrant Transactions could have a dilutive effect on the Company’s common stock to the extent that the market value per share of the Company’s common stock, as measured under the Additional Warrant Transactions, exceeds the strike price of the Additional Warrant Transactions.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the Additional Convertible Note Hedge Transactions and the Additional Warrant Transactions, the Option Counterparties, and/or their affiliates, expected to enter into various over-the-counter derivative transactions with respect to the Company’s common stock concurrently with and/or shortly after the pricing of the Notes. These activities could have the effect of increasing, or limiting a decline in, the market price of the Company’s common stock concurrently with and/or shortly after the pricing of the Notes.

In addition, the Option Counterparties, and/or their affiliates may modify their hedge positions from time to time prior to conversion or maturity of the Notes by entering into and unwinding various over-the-counter derivative transactions and/or purchasing and selling shares of the Company’s common stock and/or the Company’s other securities, including the Notes, and/or other instruments they may wish to use in connection with such hedging activities (and are likely to do so during any observation period related to a conversion of the Notes).

The Additional Convertible Note Hedge Transactions and the Additional Warrant Transactions are separate transactions, each entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change any holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Additional Convertible Note Hedge Transactions or Additional Warrant Transactions.

The foregoing description of the Additional Convertible Note Hedge Transactions and Additional Warrant Transactions is qualified in its entirety by reference to (i) the confirmations relating to the Additional Convertible Note Hedge Transaction, which are attached hereto as Exhibit 10.1 and 10.2, and incorporated herein by reference, and (ii) the confirmations relating to the Additional Warrant Transactions, which are attached hereto as Exhibits 10.3 and 10.4, and incorporated herein by reference.

Repurchases of 2.875% Convertible Senior Notes due 2015 and Partial Unwind Agreement

The Company expects to use approximately $105.0 million of the net proceeds from the offering of the Notes to fund repurchases of $90.0 million principal amount of the Company’s outstanding 2.875% Convertible Senior Notes due 2015 (the “2015 Notes”). In connection with such repurchases, on December 4, 2012, the Company entered into a partial unwind agreement with JPMCB pursuant to which the portion of the convertible note hedge transactions and warrant transactions the Company entered into with JPMCB at the time of the offering of the 2015 Notes in an amount corresponding to the repurchased 2015 Notes were terminated. As a result of the partial termination of these transactions, the Company received from JPMCB a net payment resulting from the amount payable by JPMCB to the Company with respect to the termination of the existing convertible note hedge transactions and the amount payable by the Company to JPMCB with respect to the termination of the existing warrant transactions. JPMCB is one of the Option Counterparties with respect to the Additional Convertible Note Hedge Transactions described above and the convertible note hedge transactions entered into by the Company on December 4, 2012 and is an affiliate of one of the Underwriters.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 under “Repurchases of 2.875% Convertible Senior Notes due 2015 and Partial Unwind Agreement” is incorporated by reference into this Item 1.02

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated December 10, 2012 by and between Volcano Corporation and Wells Fargo Bank, N.A.

4.2	Form of 1.75% Convertible Senior Notes due 2017.

5.1	Opinion of Cooley LLP.

10.1	Additional Call Option Transaction Confirmation, dated December 5, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.2	Additional Call Option Transaction Confirmation, dated December 5, 2012, between Volcano Corporation and Goldman, Sachs & Co.

10.3	Additional Warrants Confirmation, dated December 5, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.4	Additional Warrants Confirmation, dated December 5, 2012, between Volcano Corporation and Goldman, Sachs & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt Senior Vice President and General Counsel

Dated: December 10, 2012

Exhibit Index

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated December 10, 2012 by and between Volcano Corporation and Wells Fargo Bank, N.A.

4.2	Form of 1.75% Convertible Senior Notes due 2017.

5.1	Opinion of Cooley LLP.

10.1	Additional Call Option Transaction Confirmation, dated December 5, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.2	Additional Call Option Transaction Confirmation, dated December 5, 2012, between Volcano Corporation and Goldman, Sachs & Co.

10.3	Additional Warrants Confirmation, dated December 5, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.4	Additional Warrants Confirmation, dated December 5, 2012, between Volcano Corporation and Goldman, Sachs & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).